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                                                                  EXHIBIT 10.5

                                     ALLONGE
                                       TO
                                 PROMISSORY NOTE


            This Allonge dated as of July 13, 2000 is attached to and forms a part of that certain Promissory Note dated May 5, 2000 (the "Note") in the original principal amount of $5,000,000 issued by eFAX.com, a Delaware corporation ("Borrower") in favor of JFAX.COM, Inc. ("Lender").

            The Note is hereby amended by changing the definition of "Maturity Date" in the first sentence thereof by:

            (A) deleting the phrase "on the later of (i) August 31, 2000 and
(ii) the date which is sixty (60) days following the date, if any, upon which the Lender terminates merger discussions with Borrower (other than following a breach by Borrower of its obligations under the letter of intent, dated as of April 5, 2000, between Borrower and Lender) prior to the execution of a definitive merger agreement or upon which any such definitive merger agreement is terminated as a result of a failure to obtain approval of the Lender's shareholders or as a result of a material breach by the Lender thereunder (the "Maturity Date")" and

            (B) replacing such phrase with the following: " on the later of (i) October 31, 2000 and (ii) the date which is sixty (60) days following the date, if any, upon which the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") between and among the Borrower, Lender and JFAX.COM Merger Sub, Inc. is terminated as a result of a failure to obtain approval of Lender's shareholders or as a result of a material breach by Lender thereunder (the "Maturity Date"); provided, however, that upon a "Borrower Merger Failure" (as hereinafter defined), the Maturity Date shall be immediately accelerated to the later of (x) August 31, 2000 and (y) the date upon which such Borrower Merger Failure occurs (a "Borrower Merger Failure" shall be deemed to occur in the event that any of the events described in Section 8.4(a) of the Merger Agreement occurs or in the event that Borrower's shareholders fail to approve the proposed merger)."

            Except as amended hereby, the Note remains unchanged and in full force and effect.

                                    eFAX.com



                                    By /s/ TODD J. KENCK
                                      ----------------------------



                                    Approved and Accepted:

                                    JFAX.COM, Inc.



                                    By /s/ STEVEN J. HAMERSLAG
                                      ----------------------------